EXHIBIT B
                                                                     ---------

                         STOCK PURCHASE AGREEMENT

                                dated as of

                               June 14, 1998

                                  between

                                 BCE INC.,
                                 as Buyer,

                                    and

                          THE SELLING SHAREHOLDER
                               NAMED HEREIN,
                                as Seller,




                     relating to the purchase and sale
                                    of
                          shares of common stock
                                    of
                        Excel Communications, Inc.




                         STOCK PURCHASE AGREEMENT


               AGREEMENT dated as of June 14, 1998 between BCE Inc., a corporation organized under the laws of Canada ("Buyer"), and the selling shareholder named on the signature page hereof (the "Seller").

                       W  I  T  N  E  S  S  E  T  H

               WHEREAS, Seller is a shareholder of Excel Communications, Inc., a Delaware corporation with its principal place of business at 8750 North Central Expressway, Suite 2000, Dallas, Texas 75231 (the "Company");

               WHEREAS, the Company, Teleglobe Inc., a corporation organized under the laws of Canada ("Teleglobe") and North Merger Sub Corporation, a Delaware corporation ("Merger Sub"), are parties to an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company will merge with and into the Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth therein; and

               WHEREAS, in connection with the Merger, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the number of shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") listed on Schedule A hereto opposite Seller's name.

               The parties hereto agree as follows:


                                 ARTICLE 1

                             Purchase and Sale

               Section 1.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the number of shares of Common Stock set forth on Schedule A hereto opposite Seller's name (the "Shares").

               Section 1.2. Purchase Price. The purchase price to be paid by Buyer at the Closing to Seller for the Shares to be sold and purchased hereunder shall be U.S.$24.00 per Share, or the aggregate amount set forth opposite Seller's name. The purchase price shall be paid as provided in
Section 1.03.

               Section 1.3.  Closing.  At the Closing:

           (a) Buyer will wire transfer to Seller, in immediately available funds to an account designated by Seller by written notice to Buyer not later than two business days prior to the Closing, the purchase price payable for the Shares sold by Seller to Buyer hereunder; and

           (b) Seller will deliver or cause to be delivered to Buyer one or more certificates for the Shares sold to Buyer hereunder, duly endorsed for transfer in blank, with any required stock transfer stamps attached.

               Section 1.4. Time and Place of Closing. The consummation of the purchase and sale of the Shares hereunder (the "Closing") will take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, two business days after the satisfaction or waiver of the conditions described in Article 5, or at such other time or place as Buyer and Seller may mutually agree.


                                 ARTICLE 2

                 Representations and Warranties of Seller

               Seller represents and warrants to Buyer as of the date hereof and as of the date of the Closing (the "Closing Date") that:

               Section 2.1. Title to Shares. Seller is the sole beneficial owner, and prior to Closing will be the record owner, of the number of Shares set forth opposite Seller's name on Schedule A hereto. Seller has, or will have prior to Closing, good and valid title to such Shares, free and clear of any security interests, liens, claims, pledges, charges, encumbrances or other rights or claims of any other person of any kind or any preemptive rights (collectively, "Encumbrances") other than Encumbrances that will be released prior to or simultaneously with the Closing. At the Closing, Buyer will acquire all of Seller's right, title and interest in and to such Shares and will receive good and valid title to such Shares, free and clear of any and all Encumbrances created by Seller.

               Section 2.2. Organization and Authority. (a) If Seller is a corporation, partnership, limited liability company or trust (an "Entity"), Seller is duly incorporated or formed in the United States, validly existing and (other than in the case of a trust) in good standing under the laws of its jurisdiction in the state of its incorporation or formation.

           (b) If Seller is an Entity, (i) Seller has all corporate, partnership or other power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated on its part hereby,
(ii) the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, shareholder, partnership or other action on the part of Seller and (iii) no other action on the part of Seller or its stockholders or partners, as the case may be, is necessary to authorize the execution and delivery of this Agreement by Seller or the performance by Seller of its obligations hereunder.

               (c) If Seller is a natural person, Seller is an adult, a citizen and resident of the United States and is competent to execute and deliver this Agreement and to perform his or her obligations under this Agreement. If Seller is married, a spousal consent, in form and substance attached hereto as Exhibit A, has been duly executed and delivered by, and constitutes a valid and binding agreement, of Seller's spouse.

               (d) This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (e) The address of Seller on the stock transfer books of the transfer agent and registrar for the Shares is an address located in the United States.

               Section 2.3. No Violation. The execution and delivery of this Agreement by Seller, and performance by Seller of its obligations hereunder and the consummation of the transactions contemplated hereby will not, assuming satisfaction of the condition set forth in Section 5.01(d), (a) to Seller's knowledge, violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Seller, (b) to Seller's knowledge, require the consent, waiver, approval, license or authorization or any filing by Seller with any federal governmental authority (other than any filings required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act")) or any person (including without limitation any spouse required to give consent under the applicable marital property laws), (c) assuming compliance with the matters referred to in clause (b), violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or other governing document or bylaw of Seller or any agreement, note, indenture, mortgage or contract to which Seller is a party or by which Seller is bound and which would have an adverse effect on the ability of Seller to perform its obligations under this Agreement or (d) to Seller's knowledge, result in the creation or imposition of any tax or Encumbrance on the Shares, except for transfer taxes, if any (which will be paid by Seller).

               Section 2.4. No Solicitation. Neither Seller, nor anyone acting on its behalf, has taken or will take any action that would subject the sale of the Shares as contemplated hereby to the registration provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act") .

               Section 2.5. Knowledge of Merger. Seller represents that it has had the opportunity to seek information regarding the terms of the Merger Agreement and the transactions contemplated thereby, and to discuss such terms and transactions with management of the Company, has sufficient knowledge of financial and business matters so as to be capable of evaluating the merits and risks of the potential financial or other effects of the Merger announcement and the Merger on the shares of Common Stock, and has obtained all of the information that Seller deems necessary for Seller to make an informed judgment as to the sale of the Shares.

               Section 2.6. Finder's Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Seller.


                                 ARTICLE 3

                  Representations and Warranties of Buyer

               Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that:

               Section 3.1. Organization. Buyer is a corporation duly organized and validly existing under the laws of Canada.

               Section 3.2. Authority. Buyer has all corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. No other action on the part of Buyer or its stockholders is necessary to authorize the execution and delivery of this Agreement by Buyer or the performance by Buyer of its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding agreement of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               Section 3.3. No Violation. The execution and delivery of this Agreement by Buyer, and the performance by Buyer of its obligations hereunder and the consummation of the transactions contemplated hereby will not: (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Buyer, (b) require the consent, waiver, approval, license or authorization or any filing by Buyer with any federal governmental authority (other than a notification form that may be required to be filed under the Hart-Scott Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act") (and the expiration or termination of the waiting period thereunder if so required to be filed), any filings required under the 1934 Act and any notification to the Federal Communications Commission that may be required) or (c) assuming compliance with the matters referred to in clause (b), violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or other governing document, bylaw, agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation or decree to which Buyer is subject or by which Buyer is bound and which would have an adverse effect on the ability of Buyer to perform its obligations under this Agreement.

               Section 3.4.  Securities Act Representation.   Buyer
acknowledges that in connection with the transactions contemplated hereby it is not relying upon any representations, warranties or statements of Seller other than as set forth in Article 2. Buyer has sufficient knowledge and experience in investing so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks of such investment, including the complete loss thereof. Buyer is an "accredited investor" within the meaning of Rule 501 of Regulation D under the 1933 Act. Buyer is fully aware that the Shares constitute restricted securities under the 1933 Act and that the certificates representing the Shares will bear a legend restricting the sale or transfer of the Shares. Buyer is not purchasing any Shares with a view to a distribution or resale of any of such Shares in violation of the 1933 Act and agrees that it shall not sell any of such Shares in violation of the 1933 Act.

               Section 3.5. Knowledge of Merger. Buyer represents that it has had the opportunity to seek information regarding the terms of the Merger Agreement and the transactions contemplated thereby and to discuss such terms and transactions with management of the Company, has sufficient knowledge of financial and business matters so as to be capable of evaluating the merits and risks of the potential financial or other effects of the Merger announcement and the Merger on the shares of Common Stock, and has obtained all of the information that Buyer deems necessary for Buyer to make an informed judgment as to the purchase of the Shares.

               Section 3.6. Finder's Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Seller or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Buyer.


                                 ARTICLE 4

                                 Covenants

               Section 4.1. Efforts to Consummate. Upon the terms and subject to the conditions of this Agreement, Buyer and Seller agree to use their respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, Buyer agrees, if any filings are required under the HSR Act, to (i) make any appropriate filings pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable, and in any case no later than June 23, 1998, (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act, (iii) request early termination of the waiting period under the HSR Act and (iv) take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act, as soon as practicable. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors (or persons with similar responsibilities if Seller is an Entity that is not a corporation) of each party to this Agreement will take all such reasonably necessary action. No party hereto will take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing.

               Section 4.2. Notices of Certain Events. Each party agrees that it will, upon obtaining knowledge of any of the following, promptly notify the other party hereto of: (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated hereby; (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated hereby; (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Buyer or Seller that relates to this Agreement or the consummation of the transactions contemplated hereby.

               Section 4.3. Public Announcements. Except as required by law or regulation or the rules of any stock exchange, so long as this Agreement is in effect, Buyer and Seller agree that they will not, and will use commercially reasonable efforts to cause their respective agents and affiliates not to, issue or cause the publication of any press release or other announcement with respect to or otherwise disclose the transactions contemplated by this Agreement, the terms thereof or the parties thereto without the consent of the other party hereto, provided that if any such disclosure is required by law or regulation or the rules of any stock exchange, the disclosing party will use its best efforts to obtain confidential treatment of any information so required to be disclosed.

               Section 4.4. Escrow Arrangements. Promptly following the execution of this Agreement, Seller will deposit one or more certificates covering the Shares, duly endorsed for transfer or accompanied by stock powers in blank, with Debevoise & Plimpton, counsel to the Seller (the "Escrow Agent"), or such other party as Buyer and Seller shall agree. Seller shall use its reasonable best efforts to cause the delivery of certificates covering the Shares to the Escrow Agent as soon as practicable. The Escrow Agent will deliver the Shares to Buyer at Closing, or to Seller if this Agreement is terminated in accordance with its terms.

               Section 4.5. Ownership of Shares. Seller shall retain beneficial ownership of not less than the number of shares of Common Stock set forth opposite its name on Schedule A hereto until the Closing, it being agreed and understood that the Shares held pursuant to the escrow arrangement described in Section 4.04 will be deemed to be beneficially owned by Seller. Seller shall not, directly or indirectly, (i) grant any proxies (other than a revocable proxy granted in connection with a meeting of stockholders) or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares, (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares or (iii) seek or solicit any transaction or arrangement described in clauses (i) and (ii). Seller will notify Buyer promptly (and provide all details reasonably requested by Buyer) if Seller is approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.


                                 ARTICLE 5

                           Conditions to Closing

               Section 5.1. Conditions to Obligations of Buyer and Seller. The respective obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction or waiver of each of the following conditions:

               (a) No domestic or foreign governmental authority or other agency or commission or state court or judicial body of competent jurisdiction (a "Governmental Authority") shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement.

           (b) No action shall have been commenced by any Governmental Authority against Buyer or Seller seeking to prohibit the consummation of transactions contemplated by this Agreement.

           (c) Any applicable waiting period under the HSR Act shall have expired or been terminated, and the Escrow Agent shall have notified Buyer that the Shares are ready for delivery to Buyer. In the event that the Escrow Agent has not provided such notice to Buyer by the date set forth in Section 7.01, Buyer shall have the right to extend the date set forth in Section 7.01 until such time as it deems necessary to enable the Shares to be ready for delivery to Buyer.

           (d) The Company and if required its Board of Directors shall have consented for all applicable purposes, in a form reasonably acceptable to Buyer and Seller, to the sale of the Shares by Seller to Buyer hereunder, including, without limitation, for purposes of the Shareholders Agreement, dated June 5, 1997, between the Company and certain shareholders of the Company.

               Section 5.2. Conditions to Obligation of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction or waiver by Seller of the following further condition:

           (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

               Section 5.3. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of each of the following further conditions:

           (a) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.


                                 ARTICLE 6

                         Survival; Indemnification

               Section 6.1. Survival. The representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing for the applicable statute of limitations period, notwithstanding any investigation by or on behalf of any party before or after the Closing. Notwithstanding the preceding sentence, the indemnification obligations set forth in Section 6.02 hereof shall survive the time at which they would otherwise terminate pursuant to the preceding sentence, if bona fide notice of the events or other matters giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought hereunder.

               Section 6.2. Indemnification. (a) Seller agrees to indemnify Buyer on a reasonable periodic basis against any and all liabilities, damages, losses, costs or expenses whatsoever, including reasonable fees of counsel and expenses of investigation (collectively, "Losses"), suffered or incurred by Buyer arising out of or resulting from any breach of any representation or warranty or non-performance of any covenant or agreement of Seller under this Agreement.

           (b) Buyer agrees to indemnify Seller on a reasonable periodic basis against any and all Losses suffered or incurred by Seller arising out of or resulting from any breach of any representation or warranty or non-performance of any covenant or agreement of Buyer under this Agreement.

           (c) If any third party asserts a claim against any indemnified party for which indemnification would be available under Section 6.02 hereof (an "Indemnification Claim"), the indemnified party will promptly give notice of such Indemnification Claim, describing such Indemnification Claim with reasonable specificity, to the indemnifying party; provided that the failure to give such notice will not affect the right of the indemnified party to indemnification hereunder except to the extent that such failure prejudices the ability of the indemnifying party to defend any Indemnification Claim or take any other remedial action. The indemnifying party shall be entitled to assume the defense of such Indemnification Claim, including the employment of counsel (who may be the indemnifying party's counsel) reasonably satisfactory to the indemnified party; provided that if the indemnified party reasonably determines in good faith that its interest with respect to such Indemnification Claim cannot appropriately be represented by the indemnifying party, such indemnified party shall have the right to assume control of the defense of such Indemnification Claim with respect to itself and retain counsel, including local counsel, separate from indemnifying party's counsel. In addition, in the event that such indemnifying party, within a reasonable time after notice of any such Indemnification Claim, fails to defend any indemnified party, such indemnified party will (upon further notice to such indemnifying party) have the right to undertake its defense of such Indemnification Claim for the account of such indemnifying party and to have its expenses reimbursed promptly with respect to such Indemnification Claim. Regardless of which party is controlling the defense of any Indemnification Claim, both the indemnifying party and the indemnified party shall act in good faith and no settlement of such Indemnification Claim may be agreed to without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. The controlling party shall deliver, or cause to be delivered, to all applicable indemnified parties copies of all correspondence, pleadings, motions, briefs, appeals or other written statement relating to or submitted in connection with the defense of any such Indemnification Claim, and timely notices of any hearing or other court proceeding relating to such Indemnification Claim. No indemnifying party shall, without the written consent of the applicable indemnified party, effect a settlement or compromise of, or consent to the entry of any judgment with respect to, any Indemnified Claim (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment includes an unconditional release of such indemnified party for all liability arising out of or relating to such Indemnified Claim and involves the payment by the indemnifying party of only monetary damages. Notwithstanding the foregoing, in any matter no indemnifying party shall be liable under this Agreement for the fees and expenses of more than one counsel for Buyer or Seller, as the case may be, in addition to one local counsel.

           (d) An indemnifying party shall also be liable for and pay promptly the fees and expenses (including the fees and expenses of counsel) incurred by an indemnified party in enforcing its indemnification rights hereunder.

           (e) Notwithstanding the foregoing, in no event shall any indemnifying party be obligated to indemnify any indemnified party in connection with an Indemnification Claim except to the extent that the basis of such Indemnification Claim constitutes a breach of Seller's representations or warranties contained in Sections 2.01 to 2.04 or Section
2.06 or a breach of Buyer's representations or warranties contained in Sections 3.01 to 3.04 or Section 3.06 or non-performance of any covenant or agreement by either party under this Agreement.


                                 ARTICLE 7

                                Termination

               Section 7.1. Termination. This Agreement may be terminated at any time prior to the Closing by mutual written agreement of Buyer and Seller. This Agreement shall automatically terminate if the Merger
Agreement is terminated prior to the Closing hereunder. Notwithstanding the foregoing, this Agreement shall automatically terminate if the Closing shall not have occurred on or before July 31, 1998, unless extended as set forth in Section 5.01(c) or otherwise agreed to in writing by the parties hereto.

               Section 7.2. Effect of Termination. If this Agreement is terminated pursuant to Section 7.01, all further obligations of the parties hereto under this Agreement shall terminate without further liability or obligation of any party to any other party, including liability for damages, except that (x) Section 4.03, this Section 7.02 and Section 8.02 shall survive the termination hereof and (y) no such termination shall relieve any party hereto from liability for breach of this Agreement.


                                 ARTICLE 8

                               Miscellaneous

                Section 8.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

            if to Buyer, to:

                  BCE Inc.
                  1000, rue de La Gauchetiere O.
                  Bureau 3700
                  Montreal (Quebec)
                  H3B 4Y7
                  Attn: Vice President and Corporate Secretary

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, NY 10017
                  Attention: Dennis Hersch/John Buttrick
                  Fax: (212) 450-4800

            if to Seller, to the address set forth on Schedule A hereto:

                  with a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, N.Y. 10022
                  Attention: Robert F. Quaintance, Jr.
                  Fax: (212)909-6836

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

               Section 8.2. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense.

               Section 8.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

               Section 8.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

               Section 8.5. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               Section 8.6. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of the State of New York.

               Section 8.7.  WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION.
(a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

           (b) THE PARTIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF, AND TO WAIVE ANY OBJECTION AS TO VENUE IN, THE FEDERAL OR STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK FOR THE RESOLUTION OF ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SERVICE OF PROCESS IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF DELIVERED OR SENT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8.01 HEREOF.

               Section 8.8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

               Section 8.9. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

               Section 8.10. Specific Performance. The parties hereto acknowledge that, in view of the uniqueness of the parties hereto and the transactions contemplated hereby, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

               Section 8.11. Representations, Warranties, Covenants and Agreements. References in representations, warranties, covenants and agreements in this Agreement to the "transactions contemplated by this Agreement" (and similar references) shall not be deemed to include the Merger. The parties agree that they are making no representations and warranties except as expressly set forth herein.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    BCE INC.



                                    By:
                                        ---------------------------
                                        Name:
                                        Title:




                                    By:
                                        ---------------------------
                                        Name:
                                        Title:





                                                                    SCHEDULE A

Seller's Name           Number of Shares to
and Address             be Sold by Seller          Purchase Price
-------------           -------------------        --------------



                                                                     EXHIBIT A

                              SPOUSAL CONSENT
                              ---------------


               I, the undersigned, hereby certify that:

               1.  I am the spouse of [spouse's name]

               2. I have read the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of June [14], 1998 between BCE Inc. ("BCE") and the selling shareholder named therein (the "Selling Shareholder"), and have had the opportunity to consult independent legal counsel regarding its contents.

               3. I understand that, pursuant to the provisions of the Stock Purchase Agreement, my spouse, the Selling Shareholder, agrees to sell to BCE certain common stock of Excel Communications Inc. (the "Shares") as set forth in the Stock Purchase Agreement.

               4. I hereby consent to the terms of the Stock Purchase Agreement and to their application to any community property interest I may have in the Shares (it being understood and agreed that this Spousal Consent shall in no way be construed to create any such interest). I agree that I will take no action at any time to hinder the operation of the Stock Purchase Agreement on the Shares or any interest I may have in the Shares.

               Executed as of the ____ day of June, 1998 at
 __________________.


                                        -----------------------------
                                                   Name